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                                                                     Exhibit 5.1

                         [EVANS, KEANE LLP LETTERHEAD]

JAMES D. HOVREN

                                February 7, 1996


Sunshine Mining and Refining Company
877 W. Main Street, Suite 600
Boise, ID  83702

Gentlemen:

         We have acted as counsel to Sunshine Mining and Refining Company, a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-4 (Registration No. 33-98876, the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to merger of the Company with and into its wholly-owned subsidiary Sunshine Merger Company, and the resulting issuance of the following securities of Sunshine Merger Company: up to 206,538,149 shares of Common Stock, par value $.01, issuable in exchange for existing shares of Common Stock, par value $.01 of the Company, including shares issuable upon exercise of existing Warrants ($2.12 exercise price), 8 7/8% Convertible Subordinated Debentures and stock options of the Company; 10,082,750 Warrants ($2.12 exercise price) to purchase Common Stock and 1,519,000 8 7/8% Convertible Subordinated Debentures issuable in exchange for existing Warrants ($2.12 exercise price) and Convertible Subordinated Debentures of the Company; up to 66,645,531 shares of Common Stock to be issued in exchange for existing Preferred Stock of the Company; up to 14,332,372 Warrants to purchase Common Stock to be issued in exchange for existing Preferred Stock of the Company, together with up to 14,322,372 shares of Common Stock to be issued on exercise of such Warrants (collectively, the "Securities").

         In connection therewith, we have examined and relied upon the original, or copies certified to our satisfaction, of (i) the Certificate of Incorporation and the Bylaws of the Company, as amended; (ii) minutes and records of the corporate proceedings of the Company with respect to the Merger of the Company with and into Sunshine Merger Company, and the resulting issuance of shares of Common Stock and Warrants to purchase Common Stock in exchange for Preferred Stock of the Company; (iii) the Registration Statement and any and all exhibits thereto; and (iv) such other documents as we have deemed necessary for the expression of the opinions contained herein.
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Sunshine Mining and Refining Company
February 1, 1996
Page 2



         In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, where such facts have not been independently established, and as to the content and form of the Certificate of Incorporation, Bylaws, minutes, records, resolutions and other documents or writings of the Company, we have relied, to the extent we deemed reasonably appropriate, upon representations or certificates of officers or directors of the Company, without independent check or verification of their accuracy.

         Based upon the foregoing, and having due regard for such legal considerations as we deem relevant, we are of the opinion that, upon approval of the holders of the Company's Common Stock and Preferred Stock and upon consummation of the Merger as described in the Registration Statement, the Securities, when issued as described in the Registration Statement, and upon such payment(s), if any, to the Company or its agent(s) as may be required incident to such issuance, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to our firm under "Legal Matters" in the Prospectus forming a part of such Registration Statement.

                                                   Very truly yours,

                                                   EVANS, KEANE LLP



                                                   /s/ JAMES D. HOVREN
                                                   James D. Hovren

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